Exhibit 10(s)

                                 AMENDMENT NO. 1
                      TO THE MCI COMMUNICATIONS CORPORATION
                  SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN



     The MCI Communications Corporation Senior Executive Incentive Compensation Plan is hereby amended in the following respects:

1.  Sections 2(k) and 2(n) are restated in their entirety to read as follows:

     "(k) "Maximum Restricted Stock/Incentive Stock Units Award": a number of restricted shares of Common Stock of the Company and/or a number of incentive stock units totalling 100,000 in the aggregate.

     (n) "Performance Award": the cash bonus and/or shares of restricted stock and/or incentive stock units that may be awarded to a Participant for a Plan Year under the terms of the Plan."


     2. The term "Maximum Restricted Stock Award" is amended to read "Maximum Restricted Stock/Incentive Stock Units Award" where it appears in Section 2(j).

3.       Section 6 is restated in its entirety to read as follows:


         "Section 6.  Payment of Awards.
     Subject to Section 16, Performance Awards for a given Plan Year shall be paid as soon as practicable following the close of that Plan Year to the extent such Awards consist of cash bonuses. To the extent that the Committee shall have specified that a Performance Award is payable in shares of restricted stock and/or in incentive stock units, such Award shall be made by the Committee pursuant to the MCI Communications Corporation Stock Option Plan, subject to all the provisions thereof."

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4.       Section 7 is restated in its entirety to read as follows:


     "Section   7.   Restricted   Stock   and   Incentive   Stock   Units   with
Performance-Based Vesting.

     Notwithstanding the foregoing provisions of this Plan, the Committee may make an award to a Participant under this Plan of restricted stock and/or incentive stock units that is not contingent upon prior satisfaction of Performance Goals as described in Section 4; provided, however, that, in such event, the nonforfeitability of the restricted stock and/or incentive stock units shall be contingent upon satisfaction of one or more Performance Goals as described in Section 4, under terms and conditions specified by the Committee in writing at or prior to the time the award of restricted stock and/or incentive stock units is made. In no event shall any restricted stock and/or incentive stock units awarded under this Section 7, together with any restricted stock and/or incentive stock units awarded under Section 5.1 in the same Plan Year, exceed the Maximum Restricted Stock/Incentive Stock Units Award."

5. The words "restricted stock" in Section 15.7 are replaced with the words "restricted stock and/or incentive stock units."





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6.       A new Section 16 is added to the Plan to read as follows:


         "Section 16.  Deferral of Awards.

     Subject to such rules as the Committee may promulgate from time to time, a Participant may elect to defer receipt of part or all of the cash bonus portion of a Performance Award. An amount thus deferred shall be deemed invested in a number of incentive stock units equal to the quotient of such cash bonus divided by the closing market price of a share of Common Stock on the date such bonus would otherwise be payable. Such incentive stock units shall be awarded pursuant to the MCI Communications Corporation Stock Option Plan, subject to all the provisions thereof."

     IN  WITNESS  WHEREOF,  MCI  Communications   Corporation  has  caused  this
Amendment No. 1 to be executed and attested to by its duly authorized officers and its corporate seal to be affixed hereto this 5th day of June, 1996.


                                         MCI COMMUNICATIONS CORPORATION

                                         By: /s/ Bert C. Roberts, Jr.
                                             --------------------------
                                             Bert C. Roberts, Jr.
                                             Chairman

ATTEST:

/s/ C. Bolton-Smith, Jr.
-------------------------
C. Bolton-Smith, Jr.
Secretary